Exhibit 10.1

Shentel Broadband Holding Inc.

Certificate of Designations

Series A Participating Exchangeable Perpetual Preferred Stock

April 1, 2024

Table of Contents

		Page

Section 1.	Definitions	1
Section 2.	Rules of Construction	13
Section 3.	The Exchangeable Preferred Stock	14
(a)	Designation; Par Value	14
(b)	Number of Authorized Shares	14
(c)	Form, Dating and Denominations	14
(d)	Execution and Delivery	15
(e)	Method of Payment; Delay When Payment Date is Not a Business Day	15
(f)	Transfer Agent, Registrar, Paying Agent and Exchange Agent	16
(g)	Legends	16
(h)	Transfers and Exchanges; Transfer Taxes; Transfer Restrictions	17
(i)	Exchange and Cancellation of Exchangeable Preferred Stock to Be Exchanged or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redeemed	20
(j)	Status of Retired Shares	21
(k)	Replacement Certificates	21
(l)	Registered Holders	22
(m)	Cancellation	22
(n)	Shares Held by the Company or its Affiliates	22
(o)	Outstanding Shares	22
Section 4.	Ranking	23
Section 5.	Dividends	23
(a)	Regular Dividends	23
(b)	Company Participating Dividends	25
(c)	Treatment of Dividends Upon Exchange or Upon Repurchase Pursuant to a Repurchase Upon Fundamental Change or a Redemption	26
(d)	Priority of Dividends	27
Section 6.	Rights Upon Liquidation, Dissolution or Winding Up	28
(a)	Generally	28
(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation	28
Section 7.	Right of the Company to Redeem the Exchangeable Preferred Stock	29
(a)	No Right to Redeem Before the Redemption Trigger Date	29
(b)	Right to Redeem the Exchangeable Preferred Stock on or After the Redemption Trigger Date	29
(c)	Redemption Prohibited in Certain Circumstances	29
(d)	Redemption Date	29
(e)	Redemption Price	29
(f)	Redemption Notice	30
(g)	Payment of the Redemption Price	30
Section 8.	Right of Holders to Require the Company to Repurchase Exchangeable Preferred Stock upon a Fundamental Change	31
(a)	Fundamental Change Repurchase Right	31

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(b)	Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions	31
(c)	Fundamental Change Repurchase Date	31
(d)	Fundamental Change Repurchase Price	31
(e)	Fundamental Change Notice	32
(f)	Procedures to Exercise the Fundamental Change Repurchase Right	32
(g)	Payment of the Fundamental Change Repurchase Price	33
Section 9.	Voting Rights	34
(a)	Right to Vote in the Election of Company Directors	34
(b)	Voting and Consent Rights with Respect to Specified Matters	34
(c)	Procedures for Voting and Consents	36
Section 10.	Exchange	37
(a)	Generally	37
(b)	Exchange at the Option of the Holders	37
(c)	Mandatory Exchange at the Company’s Election	38
(d)	Exchange Procedures	39
(e)	Settlement Upon Exchange	40
(f)	Exchange Price Adjustments	41
(g)	Voluntary Exchange Price Decreases	45
(h)	Limitation on Exchange Right	45
(i)	Effect of Parent Common Stock Change Event	46
Section 11.	Certain Provisions Relating to the Issuance of Parent Common Stock	48
(a)	Equitable Adjustments to Prices	48
(b)	Delivery of Treasury Shares	48
(c)	Taxes Upon Issuance of Parent Common Stock	48
Section 12.	Calculations	48
(a)	Responsibility; Schedule of Calculations	48
(b)	Calculations Aggregated for Each Holder	48
Section 13.	Tax Treatment	49
Section 14.	Notices	49
Section 15.	Legally Available Funds	49
Section 16.	No Other Rights	49

Exhibits
Exhibit A: Form of Preferred Stock Certificate		A-1
Exhibit B: Form of Restricted Stock Legend		B-1

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Certificate of Designations

Series A Participating Exchangeable Perpetual Preferred Stock

On April 1, 2024, the Board of Directors of Shentel Broadband Holding Inc., a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 100,000 authorized shares of a series of preferred stock of the Company titled the “Series A Participating Exchangeable Perpetual Preferred Stock”:

RESOLVED that, pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of preferred stock of the Company titled the “Series A Participating Exchangeable Perpetual Preferred Stock,” and having a par value of $0.01 per share and an initial number of authorized shares equal to 100,000 is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:

Section 1.                Definitions.

“Affiliate” has the meaning set forth in Rule 144.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or the Parent, as the context requires, or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Certificate” means a Physical Certificate or an Electronic Certificate.

“Certificate of Designations” means this Certificate of Designations, as amended or supplemented from time to time.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as the same may be amended, supplemented or restated.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Common Stock” means the common stock, $0.01 par value per share, of the Company, or any other common equity for or into which such common stock is exchanged, converted or reclassified following the Initial Issue Date.

“Company Common Stock Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Company Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Dividend” means any Regular Dividend or Company Participating Dividend.

“Dividend Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Exchangeable Preferred Stock with respect to the payment of dividends (without regard to whether dividends accumulate cumulatively). Dividend Junior Stock includes the Parent Common Stock. Dividend Junior Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Parity Stock” means any class or series of the Company’s stock (other than the Exchangeable Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Exchangeable Preferred Stock with respect to the payment of dividends (without regard to whether dividends accumulate cumulatively). Dividend Parity Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Company Participating Dividend is scheduled to be paid on the Exchangeable Preferred Stock.

“Dividend Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Exchangeable Preferred Stock with respect to the payment of dividends (without regard to whether dividends accumulate cumulatively). Dividend Senior Stock will not include any securities of the Company’s Subsidiaries.

“Electronic Certificate” means any electronic book entry maintained by the Registrar or by the Transfer Agent that represents any share(s) of Exchangeable Preferred Stock.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Parent Common Stock, the first date on which shares of Parent Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). Any alternative trading convention on the applicable exchange or market in respect of the Parent Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange” means the exchange of any Exchangeable Preferred Stock pursuant to Section 10. The terms “Exchangeable” and “Exchangeability,” and similar terms, have meanings correlative to the foregoing.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 3(f)(i).

“Exchange Consideration” means, with respect to the Exchange of any Exchangeable Preferred Stock, the type and amount of consideration payable to settle such Exchange, determined in accordance with Section 10.

“Exchange Date” means an Optional Exchange Date or a Mandatory Exchange Date.

“Exchange Limitation” means the restrictions set forth in the provisos to the second sentence of Section 5(a)(iii)(1).

“Exchange Price” initially means $24.50 per share of Parent Common Stock; provided, however, that the Exchange Price is subject to adjustment pursuant to Sections 10(f) and 10(g). Each reference in this Certificate of Designations or the Exchangeable Preferred Stock to the Exchange Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Exchange Price immediately before the Close of Business on such date..

“Exchange Share” means any share of Parent Common Stock issued or issuable upon Exchange of any Exchangeable Preferred Stock.

“Exchangeable Preferred Stock” has the meaning set forth in Section 3(a).

“Existing Credit Agreement” means the Credit Agreement, dated as of July 1, 2021, by and among Parent (as the Borrower), the Guarantors party thereto from time to time, the Lenders party thereto from time to time and CoBank ACB, in its capacity as the Administrative Agent and as an Issuing Lender and Swing Line Lender, and each of Bank of America, N.A., Citizens Bank, N.A., Fifth Third Bank, National Association and Truist Securities, Inc. as Joint Lead Arrangers, as amended by Amendment No. 1 to Credit Agreement, dated as of May 17, 2023 and Consent and Amendment No. 2 to Credit Agreement, dated as of October 24, 2023.

“Expiration Date” has the meaning set forth in Section 10(f)(i)(2).

“Expiration Time” has the meaning set forth in Section 10(f)(i)(2).

“Fundamental Change” means any of the following events:

(a)       a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(b)       the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Parent Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (b);

(c)       the Parent Common Stock ceases to be listed on at least one of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors); or

(d)       the Parent ceasing to own all of the common equity and voting power of the Company (it being understood that the Exchangeable Preferred Stock will not be considered as conferring voting power for these purposes);

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Notice” has the meaning set forth in Section 8(e).

“Fundamental Change Repurchase Date” means the date fixed, pursuant to Section 8(c), for the repurchase of any Exchangeable Preferred Stock by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(f)(i) and Section 8(f)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any share of Exchangeable Preferred Stock upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 8(d).

“Fundamental Change Repurchase Right” has the meaning set forth in Section 8(a).

“Holder” means a person in whose name any Exchangeable Preferred Stock is registered on the Registrar’s books.

“Initial Issue Date” means April 1, 2024.

“Initial Liquidation Preference” means one thousand dollars ($1,000) per share of Exchangeable Preferred Stock.

“Investment Agreement” means the Investment Agreement, dated as of October 24, 2023, among the Company, the Parent, Investor named therein and Hill City Holdings, LP.

“Last Reported Sale Price” of the Parent Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Parent Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Parent Common Stock is then listed. If the Parent Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Parent Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Parent Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Parent Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects.

“Liquidation Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Exchangeable Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Parent Common Stock. Liquidation Junior Stock will not include any securities of the Company’s Subsidiaries.

“Liquidation Parity Stock” means any class or series of the Company’s stock (other than the Exchangeable Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Exchangeable Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Parity Stock will not include any securities of the Company’s Subsidiaries.

“Liquidation Preference” means, with respect to the Exchangeable Preferred Stock, an amount initially equal to the Initial Liquidation Preference per share of Exchangeable Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Sections 5(a)(iii)(1) and 10(e)(i). All adjustments to the Liquidation Preference will be will be made to the nearest cent (with half of one cent rounded upward).

“Liquidation Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Exchangeable Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Senior Stock will not include any securities of the Company’s Subsidiaries.

“Mandatory Exchange” has the meaning set forth in Section 10(c)(i).

“Mandatory Exchange Date” means an Exchange Date designated with respect to any Exchangeable Preferred Stock pursuant to Section 10(c)(i) and 10(c)(iii).

“Mandatory Exchange Notice” has the meaning set forth in Section 10(c)(iv).

“Mandatory Exchange Notice Date” means, with respect to a Mandatory Exchange, the date on which the Company sends the Mandatory Exchange Notice for such Mandatory Exchange pursuant to Section 10(c)(iv).

“Mandatory Exchange Right” has the meaning set forth in Section 10(c)(i).

“Mandatory Exchange Trigger Date” means the date that is two (2) years after the Initial Issue Date (or, if such date is not a Business Day, the next Business Day).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Parent Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Parent Common Stock or in any options contracts or futures contracts relating to the Parent Common Stock.

“Officer” means the Chairman of the Board of Directors of the Company or the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Exchange” means the Exchange of any Exchangeable Preferred Stock other than a Mandatory Exchange.

“Optional Exchange Date” means, with respect to the Optional Exchange of any Exchangeable Preferred Stock, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such Exchange are satisfied.

“Optional Exchange Notice” means a notice substantially in the form of the “Optional Exchange Notice” set forth in Exhibit A.

“Ownership Limitation” has the meaning set forth in Section 10(h)(i).

“Parent” means Shenandoah Telecommunications Company, a Virginia corporation; provided, however, that upon the occurrence of a Parent Common Stock Change Event whose reference property includes any security of any Person, the term “Parent” will thereafter refer to the issuer of such security.

A “Parent Board Nominee Failure” will be deemed to occur on any day after the date of the Parent’s 2024 annual stockholders meeting, if (a) the Parent’s stockholders fail to approve, at such meeting, an amendment to the Parent’s Amended and Restated Articles of Incorporation to increase the size of the Parent’s board of directors by one member; and (b) the Investor Designee (as defined in the Investment Agreement) is not a member of the Parent’s board of directors, other than as a result of the Investor Designee’s (i) failure to qualify as an independent director pursuant to applicable listing standards, SEC rules and publicly disclosed standards used by the Parent’s board of directors in determining the independence of the members of the Parent’s board of directors; (ii) failure to satisfy all other qualifications required for service as a director under the Parent’s bylaws and corporate governance guidelines; (iii) failure to be subject to the same guidelines and policies applicable to the members of the Parent’s board of directors; or (iv) failure to receive the requisite vote, by the Parent’s stockholders, for election to the Parent’s board of directors; provided, however, that neither an Investor Designee’s relationship with the Investor Parties (as defined in the Investment Agreement) or their Affiliates (or any other actual or potential lack of independence resulting therefrom) nor the ownership by the Investor Parties of any shares of Exchangeable Preferred Stock or shares of Parent Common Stock, including those issuable upon exchange of any Exchangeable Preferred Stock, shall, in and of itself, be considered to disqualify such Investor Designee from becoming a member of the Board pursuant to the foregoing clauses (i) – (iii).

“Parent Common Stock” means the common stock, no par value, of the Parent, subject to Section 10(i).

“Parent Common Stock Change Event” has the meaning set forth in Section 10(i)(i).

“Parent Common Stock Equivalent Percentage” means, with respect to any Holder as of any date, a fraction, expressed as a percentage, (a) whose numerator is the total number of shares of Parent Common Stock issuable upon Exchange of all Exchangeable Preferred Stock held by such Holder as of such date (calculated, for these purposes, (x) assuming that all such Exchangeable Preferred Stock of such Holder were Exchanged with an Exchange Date occurring on such date; and (y) without regard to clause (B) of the proviso to Section 10(e)(i) or to Section 10(e)(ii) or Section 10(h)(i)); and (b) whose denominator is the sum of (i) the total number of shares of Parent Common Stock outstanding as of such date; and (ii) the total number of shares of Parent Common Stock issuable upon Exchange of all Exchangeable Preferred Stock outstanding as of such date (calculated, for these purposes, (x) assuming that all such Exchangeable Preferred Stock were Exchanged with an Exchange Date occurring on such date; and (y) without regard to clause (B) of the proviso to Section 10(e)(i) or to Section 10(e)(ii) or Section 10(h)(i)).

“Parent Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Exchange or Redemption if:

(a)       either (i) both of the following conditions are satisfied: (1) each share of Parent Common Stock to be issued upon such Mandatory Exchange of any share of Exchangeable Preferred Stock or that may be issued upon Exchange of any share of Exchangeable Preferred Stock that is subject to such Redemption would be eligible to be offered, sold or otherwise transferred by the Holder of such share of Exchangeable Preferred Stock pursuant to Rule 144 under the Securities Act (or any successor rule thereto), without any requirements as to volume, manner of sale, availability of current public information (regardless of whether then satisfied) or notice; and (2) such Holder is not in possession of any material non-public information provided by or on behalf of the Company, and the Company covenants not to (directly or on its behalf) provide such Holder with any material non-public information at any time during the period from, and including, the date the related Mandatory Exchange Notice or Redemption Notice Date, as applicable, is sent to, and including, the sixtieth (60th) Trading Day after the date such share of Parent Common Stock is issued; or (ii) the offer and sale of such share of Parent Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Company to remain effective and usable, by the Holder to sell such share of Parent Common Stock, continuously during the period from, and including, the date the related Mandatory Exchange Notice or Redemption Notice Date, as applicable, is sent to, and including, the sixtieth (60th) Trading Day after the date such share of Parent Common Stock is issued;

(b)       each share of Parent Common Stock referred to in clause (a) above (i) will, when issued (or, in the case of clause (a)(i)(2), when sold or otherwise transferred pursuant to the registration statement referred to in such clause), (1) be admitted for book-entry settlement through The Depository Trust Company with an “unrestricted” CUSIP number; and (2) not be represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

(c)       (i) the Company has not received any written notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange;

(d)       on the date on which the related Mandatory Exchange Notice or Redemption Notice, as applicable, is sent, the average daily volume of trading in the Parent Common Stock over the prior thirty (30) Trading Days multiplied by five (5) exceeds nine tenths of one percent (0.90%) of the number of shares of Parent Common Stock then outstanding; and

(e)       the Exchange of all shares of Exchangeable Preferred Stock pursuant to such Mandatory Exchange or that are subject to such Redemption, as applicable, would not be limited or otherwise restricted by Section 10(h).

“Paying Agent” has the meaning set forth in Section 3(f)(i).

“Paid-in-Kind Dividend” has the meaning set forth in Section 5(a)(iii)(1).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Exchangeable Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company.

“Realized Return Amount” means, with respect to any share of Exchangeable Preferred Stock as of any day (such day being referred to as the “reference day” for purposes of this definition), the sum of all Dividend payments paid in cash (excluding all Paid-in-Kind Dividends) on such share on or before such day; provided, however, that if such reference day is after a Regular Dividend Record Date for a Regular Dividend on the Exchangeable Preferred Stock that has been declared for payment in cash and on or before the next Regular Dividend Payment Date, then (a) there will be added, to the Realized Return Amount for such share, an amount equal to the amount so declared for payment in cash on such share; and (b) pursuant to Section 5(c) and the proviso to the first sentence of Section 8(d), the amount so declared for payment in cash on such share will be paid on or, at the Company’s election, before such Regular Dividend Payment Date, to the Holder of such share as of the Close of Business on such Regular Dividend Record Date.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Exchangeable Preferred Stock or Parent Common Stock, the date fixed (whether by law, contract or the Board of Directors of the Company or the Parent, as applicable, or otherwise) to determine the Holders or the holders of Parent Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Redemption” means the repurchase of any Exchangeable Preferred Stock by the Company pursuant to Section 7.

“Redemption Date” means the date fixed, pursuant to Section 7(d), for the settlement of the Redemption of the Exchangeable Preferred Stock by the Company pursuant to a Redemption.

“Redemption Notice” has the meaning set forth in Section 7(f).

“Redemption Notice Date” means, with respect to a Redemption of the Exchangeable Preferred Stock, the date on which the Company sends the related Redemption Notice pursuant to Section 7(f).

“Redemption Price” means the consideration payable by the Company to repurchase any Exchangeable Preferred Stock upon its Redemption, calculated pursuant to Section 7(e).

“Redemption Trigger Date” means the date that is five (5) years after the Initial Issue Date (or, if such date is not a Business Day, the next Business Day).

“Reference Property” has the meaning set forth in Section 10(i)(i).

“Reference Property Unit” has the meaning set forth in Section 10(i)(i).

“Register” has the meaning set forth in Section 3(f)(ii).

“Registrar” has the meaning set forth in Section 3(f)(i).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 1, 2024, among the Company, the Parent and the Investors named therein.

“Regular Dividend” has the meaning set forth in Section 5(a)(i).

“Regular Dividend Payment Date” means, with respect to any share of Exchangeable Preferred Stock, each January 15, April 15, July 15 and October 15 of each year, beginning on the first of the aforementioned dates occurring after the Initial Issue Date (or beginning on such other date specified in the Certificate representing such share).

“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

“Regular Dividend Rate” has the following meaning: (i) in respect of the accumulation of any dividends during the period from, and including, the Initial Issue Date to, but excluding, the date that is five (5) years after the Initial Issue Date, a rate equal to seven percent (7%) per annum; (ii) in respect of the accumulation of any dividends during the period from, and including, the date that is five (5) years after the Initial Issue Date to, but excluding, the date that is seven (7) years after the Initial Issue Date that are paid in the form of Paid-in-Kind Dividends, a rate equal to eight and one half percent (8.5%) per annum; and (iii) in respect of the accumulation of any dividends during any period from, and after, the date that is seven (7) years after the Initial Issue Date that are paid in the form of Paid-in-Kind Dividends, a rate equal to ten percent (10%) per annum. Notwithstanding anything to the contrary in the preceding sentence, on any day on which a Parent Board Nominee Failure has occurred and is continuing, the Regular Dividend Rate applicable to such day will be the sum of (x) the Regular Dividend Rate otherwise applicable in accordance with the preceding sentence; and (y) one hundred (100) basis points.

“Regular Dividend Record Date” has the following meaning: (a) January 1, in the case of a Regular Dividend Payment Date occurring on January 15; (b) April 1, in the case of a Regular Dividend Payment Date occurring on April 15; (c) July 1, in the case of a Regular Dividend Payment Date occurring on July 15; and (d) October 1, in the case of a Regular Dividend Payment Date occurring on October 15.

“Repurchase Upon Fundamental Change” means the repurchase of any Exchangeable Preferred Stock by the Company pursuant to Section 8.

“Requisite 5635(a) Stockholder Approval” means the stockholder approval contemplated by NASDAQ Listing Standard Rule 5635(a) with respect to the issuance of shares of Parent Common Stock upon Exchange of the Exchangeable Preferred Stock in excess of the limitations imposed by such rule; provided, however, that the Requisite 5635(a) Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The NASDAQ Global Select Market, such stockholder approval is no longer required for the Company to settle all Exchanges of the Exchangeable Preferred Stock in shares of Parent Common Stock without regard to Section 10(h).

“Requisite 5635(b) Stockholder Approval” means the stockholder approval contemplated by NASDAQ Listing Standard Rule 5635(b) with respect to the issuance of shares of Parent Common Stock upon Exchange of the Exchangeable Preferred Stock in excess of the limitations imposed by such rule; provided, however, that the Requisite 5635(b) Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The NASDAQ Global Select Market, such stockholder approval is no longer required for the Company to settle all Exchanges of the Exchangeable Preferred Stock in shares of Parent Common Stock without regard to Section 10(h).

“Resale Registration Statement” has the meaning ascribed to “General Resale Registration Statement” in the Registration Rights Agreement.

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Exchangeable Preferred Stock or Exchange Share.

“Share Agent” means the Transfer Agent or any Registrar, Paying Agent or Exchange Agent.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 10(i)(iii).

“Target Return Repurchase Amount” means, with respect to share of Exchangeable Preferred Stock, as of any day, the excess, if any, of (a) one thousand three hundred and fifty dollars ($1,350) over (b) the Realized Return Amount of such share on such day.

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 10(f)(i)(2).

“Total Net Leverage Ratio” has the meaning set forth for such term in the Existing Credit Agreement.

“Trading Day” means any day on which (a) trading in the Parent Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Parent Common Stock is then listed or, if the Parent Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Parent Common Stock is then traded; and (b) there is no Market Disruption Event. If the Parent Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means the Company or any successor transfer agent for the Exchangeable Preferred Stock.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a)       such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b)       such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c)       (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the Holder, holder or beneficial owner of such Security is not, and that has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“Voting Parity Stock” means, with respect to any matter as to which Holders are entitled to vote pursuant to Section 9(b), each class or series of outstanding Dividend Parity Stock or Liquidation Parity Stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. Voting Parity Stock will not include any securities of the Company’s Subsidiaries.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2.                Rules of Construction. For purposes of this Certificate of Designations:

(a)       “or” is not exclusive;

(b)       “including” means “including without limitation”;

(c)       “will” expresses a command;

(d)       the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e)       a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f)       words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g)       “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(h)       references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i)       the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

Section 3.                The Exchangeable Preferred Stock.

(a)               Designation; Par Value. A series of stock of the Company titled the “Series A Participating Exchangeable Perpetual Preferred Stock” (the “Exchangeable Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Exchangeable Preferred Stock is $0.01 per share.

(b)               Number of Authorized Shares. The total authorized number of shares of Exchangeable Preferred Stock is one hundred thousand (100,000); provided, however that, by resolution of the Company’s Board of Directors, the total number of authorized shares of Exchangeable Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Exchangeable Preferred Stock then outstanding.

(c)               Form, Dating and Denominations.

(i)                 Form and Date of Certificates Representing Exchangeable Preferred Stock. Each Certificate representing any Exchangeable Preferred Stock will (1) be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 3(g) and may bear notations, legends or endorsements required by law or stock exchange rule or usage; and (3) be dated as of the date it is executed by the Company.

(ii)              Electronic Certificates; Physical Certificates. The Exchangeable Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures, subject to Section 3(h).

(iii)            Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (1) each Electronic Certificate will be deemed to include the text of the form of Certificate set forth in Exhibit A; (2) any legend, registration number or other notation that is required to be included on a Certificate will be deemed to be affixed to any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (3) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book entry representing such Electronic Certificate in the name of the applicable Holder; (4) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Registrar or the Transfer Agent, in each case for the issuance of Exchangeable Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company.

(iv)             No Bearer Certificates; Denominations. The Exchangeable Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(v)               Registration Numbers. Each Certificate representing any share(s) of Exchangeable Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Exchangeable Preferred Stock.

(d)               Execution and Delivery. At least two (2) duly authorized Officers will sign each Physical Certificate representing any Exchangeable Preferred Stock on behalf of the Company by manual or facsimile signature. The validity of any Exchangeable Preferred Stock will not be affected by the failure of any Officer whose signature is on any Certificate representing such Exchangeable Preferred Stock to thereafter hold the same or any other office at the Company.

(e)               Method of Payment; Delay When Payment Date is Not a Business Day.

(i)                 Method of Payment. The Company will pay all cash amounts due on any Exchangeable Preferred Stock of any Holder by check mailed to the address of such Holder set forth in the Register; provided, however, that if such Holder has delivered to the Company, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Company will pay such cash amounts by wire transfer of immediately available funds to such account. To be timely, such written request must be delivered no later than the Close of Business on the following date: (1) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Exchangeable Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due; provided, however, that, with respect to any cash Exchange Consideration due to settle the Optional Exchange of the Exchangeable Preferred Stock, or with respect to any Fundamental Change Repurchase Price for the Exchangeable Preferred Stock, such written request may instead be included in the related Optional Exchange Notice or Fundamental Change Repurchase Notice, as applicable, and, if the same is delivered in accordance with the requirements of this Certificate of Designations, then such written notice will be deemed to have been timely delivered for purposes of the preceding sentence.

(ii)              Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Exchangeable Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(f)                Transfer Agent, Registrar, Paying Agent and Exchange Agent.

(i)                 Generally. The Company designates its principal U.S. executive offices as an office or agency where Exchangeable Preferred Stock may be presented for (1) registration of transfer or for exchange (the “Registrar”); (2) payment (the “Paying Agent”); and (3) Exchange (the “Exchange Agent”). At all times when any Exchangeable Preferred Stock is outstanding, the Company will maintain an office in the continental United States constituting the Registrar, Paying Agent and Exchange Agent.

(ii)              Maintenance of the Register. The Company will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of shares of Exchangeable Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and Exchange of the Exchangeable Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will provide a copy of the Register to any Holder upon its request as soon as reasonably practicable.

(iii)            Subsequent Appointments. By notice to each Holder, the Company may, at any time, appoint any Person (including any Subsidiary of the Company) to act as Registrar, Paying Agent or Exchange Agent.

(g)               Legends.

(i)                 Restricted Stock Legend.

(1)               Each Certificate representing any share of Exchangeable Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2)               If any share of Exchangeable Preferred Stock (such share being referred to as the “new share” for purposes of this Section 3(g)(i)(2)) is issued in exchange for, or in substitution of, any other share(s) of Exchangeable Preferred Stock, or to effect a partial Exchange of less than all of the share of Exchangeable Preferred Stock represented by any Certificate (such other share(s) or Exchanged share(s), as applicable, being referred to as the “old share(s)” for purposes of this Section 3(g)(i)(2)), including pursuant to Section 3(i) or 3(k), then the Certificate representing such new share will bear the Restricted Stock Legend if the Certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Exchange Date with respect to such Exchange, as applicable; provided, however, that the Certificate representing such new share need not bear the Restricted Stock Legend if such new share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Exchange Date, as applicable.

(ii)              Other Legends. The Certificate representing any Exchangeable Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law, by the rules of any applicable depositary for the Exchangeable Preferred Stock or by any securities exchange or automated quotation system on which such Exchangeable Preferred Stock is traded or quoted.

(iii)            Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Exchangeable Preferred Stock represented by a Certificate bearing any legend required by this Section 3(g) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(iv)             Legends on Exchange Shares.

(1)               Each Exchange Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Exchangeable Preferred Stock upon the Exchange of which such Exchange Share was issued was (or would have been had it not been Exchanged) a Transfer-Restricted Security at the time such Exchange Share was issued; provided, however, that such Exchange Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Exchange Share need not bear such a legend.

(2)               Notwithstanding anything to the contrary in Section 3(g)(iv)(1), a Exchange Share need not bear a legend pursuant to Section 3(g)(iv)(1) if such Exchange Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including, if applicable, the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(h)               Transfers and Exchanges; Transfer Taxes; Transfer Restrictions.

(i)                 Provisions Applicable to All Transfers and Exchanges.

(1)               Generally. Subject to this Section 3(h), and to any restrictions and conditions in Section 5.08 of the Investment Agreement, Exchangeable Preferred Stock represented by any Certificate may be transferred or exchanged from time to time and the Company will cause the Registrar to record each such transfer or exchange in the Register.

(2)               No Services Charge; Transfer Taxes. The Company and the Share Agents will not impose any service charge on any Holder for any transfer, exchange or Exchange of any Exchangeable Preferred Stock, but the Company, the Transfer Agent, the Registrar and the Exchange Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or Exchange of Exchangeable Preferred Stock, other than exchanges pursuant to Section 3(i) not involving any transfer.

(3)               No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Exchangeable Preferred Stock must be in an amount representing a whole number of shares of Exchangeable Preferred Stock, and no fractional share of Exchangeable Preferred Stock may be transferred or exchanged.

(4)               Legends. Each Certificate representing any share of Exchangeable Preferred Stock that is issued upon transfer of, or in exchange for, another share of Exchangeable Preferred Stock will bear each legend, if any, required by Section 3(g).

(5)               Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Exchangeable Preferred Stock, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(6)               Exchanges to Remove Transfer Restrictions. Subject to the terms of this Certificate of Designations, as used in this Section 3(h), an “exchange” of a Certificate includes an exchange effected for the sole purpose of removing any Restricted Stock Legend affixed to such Certificate.

(ii)              Transfers and Exchanges of Exchangeable Preferred Stock.

(1)               Subject to this Section 3(h), a Holder of any Exchangeable Preferred Stock represented by a Certificate may (x) transfer any whole number of shares of such Exchangeable Preferred Stock to one or more other Person(s); and (y) exchange any whole number of shares of such Exchangeable Preferred Stock for an equal number of shares of Exchangeable Preferred Stock represented by one or more other Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must:

(A)             if such Certificate is a Physical Certificate, surrender such Physical Certificate to the office of the Transfer Agent or the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Transfer Agent or the Registrar; and

(B)              deliver such certificates, documentation or evidence as may be required pursuant to Section 3(h)(iii).

(2)               Upon the satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any whole number of shares of a Holder’s Exchangeable Preferred Stock represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)(2)):

(A)             such old Certificate will be promptly cancelled pursuant to Section 3(m);

(B)              if only part of the Exchangeable Preferred Stock represented by such old Certificate is to be so transferred or exchanged, then the Company will issue, execute and deliver, in each case in accordance with Section 3(d), one or more Certificates that (x) each represent a whole number of shares of Exchangeable Preferred Stock and, in the aggregate, represent a total number of shares of Exchangeable Preferred Stock equal to the number of shares of Exchangeable Preferred Stock represented by such old Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g);

(C)              in the case of a transfer to a transferee, the Company will issue, execute and deliver, in each case in accordance with Section 3(d), one or more Certificates that (x) each represent a whole number of shares of Exchangeable Preferred Stock and, in the aggregate, represent a total number of shares of Exchangeable Preferred Stock equal to the number of shares of Exchangeable Preferred Stock to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 3(g); and

(D)             in the case of an exchange, the Company will issue, execute and deliver, in each case in accordance with Section 3(d), one or more Certificates that (x) each represent a whole number of shares of Exchangeable Preferred Stock and, in the aggregate, represent a total number of shares of Exchangeable Preferred Stock equal to the number of shares of Exchangeable Preferred Stock to be so exchanged; (y) are registered in the name of the Person to whom such old Certificate was registered; and (z) bear each legend, if any, required by Section 3(g).

(iii)            Requirement to Deliver Documentation and Other Evidence. If a Holder of any Exchangeable Preferred Stock that is a Transfer-Restricted Security, or that is represented by a Certificate that bears a Restricted Stock Legend, requests to:

(1)               remove such Restricted Stock Legend; or

(2)               register the transfer of such Exchangeable Preferred Stock to the name of another Person,

then the Company, the Transfer Agent and the Registrar may refuse to effect such removal or transfer, as applicable, unless there is delivered to the Company, the Transfer Agent and the Registrar such certificates, legal opinions or other documentation or evidence as the Company, the Transfer Agent and the Registrar may reasonably require to determine that such removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that (x) if such request is made in connection with transfer of such Exchangeable Preferred Stock pursuant to a registration statement that is effective under the Securities Act, then such certificates, documentation or evidence will consist solely of a certificate in customary form providing that such Holder will effect such transfer pursuant to such Resale Registration Statement and will comply with any prospectus-delivery requirements under the Securities Act, and no legal opinion will be required in connection therewith; and (y) if such request is made in connection with transfer of such Exchangeable Preferred Stock pursuant to Rule 144, then such certificates, or documentation or evidence will consist solely of a certificate in customary form as to the affiliate or non-affiliate status of such Holder and, to the extent applicable, the requirements set forth in clauses (d), (e), (f), (g) and (h) of Rule 144 (or any successor provisions thereto), and no legal opinion will be required in connection therewith.

(iv)             Transfers of Shares Subject to Redemption, Repurchase or Exchange. Notwithstanding anything to the contrary in this Certificate of Designations, the Company, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Exchangeable Preferred Stock:

(1)               that has been surrendered for Exchange;

(2)               that has been called for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the related Redemption Price when due; or

(3)               as to which a Fundamental Change Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f), except to the extent that the Company fails to pay the related Fundamental Change Repurchase Price when due.

(i)                 Exchange and Cancellation of Exchangeable Preferred Stock to Be Exchanged or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redeemed.

(i)                 Partial Exchanges of Physical Certificates and Partial Repurchases of Physical Certificates Pursuant to a Repurchase Upon Fundamental Change. If only a portion of a Holder’s Exchangeable Preferred Stock represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(i)(i)) is to be Exchanged pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Fundamental Change, then, as soon as reasonably practicable after such old Physical Certificate is surrendered for such Exchange or repurchase, as applicable, the Company will cause such old Physical Certificate to be exchanged, pursuant and subject to Section 3(h)(ii), for (1) one or more Physical Certificates that each represent a whole number of shares of Exchangeable Preferred Stock and, in the aggregate, represent a total number of shares of Exchangeable Preferred Stock equal to the number of shares of Exchangeable Preferred Stock represented by such old Physical Certificate that are not to be so Exchanged or repurchased, as applicable, and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate representing a whole number of shares of Exchangeable Preferred Stock equal to the number of shares of Exchangeable Preferred Stock represented by such old Physical Certificate that are to be so Exchanged or repurchased, as applicable, which Physical Certificate will be Exchanged or repurchased, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such Exchange or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(o).

(ii)              Cancellation of Exchangeable Preferred Stock that Is Exchanged and Exchangeable Preferred Stock that Is Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redeemed Upon a Redemption. If a Holder’s Exchangeable Preferred Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(i)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(i)(ii)) is to be Exchanged pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Fundamental Change or redeemed pursuant to a Redemption, then, promptly after the later of the time such Exchangeable Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(o) and the time such old Certificate is surrendered for such Exchange or repurchase, as applicable, (1) such old Certificate will be cancelled pursuant to Section 3(m); and (2) in the case of a partial Exchange or repurchase, the Company will issue, execute and deliver to such Holder, in each case in accordance with Section 3(d), one or more Certificates that (x) each represent a whole number of shares of Exchangeable Preferred Stock and, in the aggregate, represent a total number of shares of Exchangeable Preferred Stock equal to the number of shares of Exchangeable Preferred Stock represented by such old Certificate that are not to be so Exchanged or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g).

(j)                 Status of Retired Shares. Upon any share of Exchangeable Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized, unissued and undesignated share of preferred stock of the Company, and such share cannot thereafter be reissued as Exchangeable Preferred Stock.

(k)               Replacement Certificates. If a Holder of any Exchangeable Preferred Stock claims that the Certificate(s) representing such Exchangeable Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, in each case in accordance with Section 3(d), a replacement Certificate representing such Exchangeable Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate representing any Exchangeable Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced.

Every replacement Exchangeable Preferred Stock issued pursuant to this Section 3(k) will, upon such replacement, be deemed to be outstanding Exchangeable Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Exchangeable Preferred Stock then outstanding.

(l)                 Registered Holders. Only the Holder of any Exchangeable Preferred Stock will have rights under this Certificate of Designations as the owner of such Exchangeable Preferred Stock.

(m)             Cancellation. The Company may at any time cancel, or cause the cancellation of, any Exchangeable Preferred Stock acquired by the Company. The Registrar, the Paying Agent and the Exchange Agent will forward to the Company (or, if applicable, to the Transfer Agent) each share of Exchangeable Preferred Stock duly surrendered to them for transfer, exchange, payment or Exchange.

(n)               Shares Held by the Company or its Affiliates. Without limiting the generality of Section 3(o), in determining whether the Holders of the required number of outstanding shares of Exchangeable Preferred Stock (and, if applicable, Voting Parity Stock) have concurred in any direction, waiver or consent, shares of Exchangeable Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.

(o)               Outstanding Shares.

(i)                 Generally. The shares of Exchangeable Preferred Stock that are outstanding at any time will be deemed to be those shares of Exchangeable Preferred Stock that, at such time, have been duly executed by the Company, excluding those shares of Exchangeable Preferred Stock that have theretofore been (1) cancelled or delivered to the Company (or, if applicable, the Transfer Agent) for cancellation in accordance with Section 3(m); (2) paid or settled in full upon their Exchange or upon their repurchase pursuant to a Repurchase Upon Fundamental Change or a Redemption in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), (iv) or (v) of this Section 3(o).

(ii)              Replaced Shares. If any Certificate representing any share of Exchangeable Preferred Stock is replaced pursuant to Section 3(k), then such share will cease to be outstanding at the time of such replacement, unless the the Company receives proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii)            Shares to Be Redeemed. If, on a Redemption Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price) (1) the Exchangeable Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); and (2) the rights of the Holders of such Exchangeable Preferred Stock, as such, will terminate with respect to such Exchangeable Preferred Stock, other than the right to receive the Redemption Price as provided in Section 7 (and, if applicable, declared Dividends as provided in Section 5(c)).

(iv)             Shares to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change. If, on a Fundamental Change Repurchase Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Fundamental Change Repurchase Price due on such date, then (unless there occurs a default in the payment of the Fundamental Change Repurchase Price): (1) the Exchangeable Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); and (2) the rights of the Holders of such Exchangeable Preferred Stock, as such, will terminate with respect to such Exchangeable Preferred Stock, other than the right to receive the Fundamental Change Repurchase Price as provided in Section 8 and, if applicable, Section 15 (and, if applicable, declared Dividends as provided in Section 5(c)).

(v)               Shares to Be Exchanged. If any Exchangeable Preferred Stock is to be Exchanged, then, at the Close of Business on the Exchange Date for such Exchange (unless there occurs a default in the delivery of the Exchange Consideration due pursuant to Section 10 upon such Exchange): (1) such Exchangeable Preferred Stock will be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); and (2) the rights of the Holders of such Exchangeable Preferred Stock, as such, will terminate with respect to such Exchangeable Preferred Stock, other than the right to receive such Exchange Consideration as provided in Section 10 and, if applicable, Section 15 (and, if applicable, declared Dividends as provided in Section 5(c)).

Section 4.                Ranking. The Exchangeable Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5.                Dividends.

(a)               Regular Dividends.

(i)                 Accumulation and Payment of Regular Dividends. The Exchangeable Preferred Stock will accumulate cumulative dividends (calculated in accordance with Section 5(a)(ii)) at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference thereof (and, to the extent provided in the last sentence of this Section 5(a)(i), on unpaid Regular Dividends), regardless of whether declared or funds are legally available for their payment (such dividends that accumulate on the Exchangeable Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including Section 5(a)(iii)(1)), such Regular Dividends will be payable when, as and if declared by the Company’s Board of Directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. Regular Dividends on the Exchangeable Preferred Stock will accumulate from, and including, the last date to which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date. If any Regular Dividend (or any portion thereof) on the Exchangeable Preferred Stock is not paid on the applicable Regular Dividend Payment Date (or, if such Regular Dividend Payment Date is not a Business Day, the next Business Day), then additional Regular Dividends will accumulate on the amount of such unpaid Regular Dividend from, and including, such Regular Dividend Payment Date to, but excluding, the date the same, including all additional accumulations of Regular Dividends thereon, is paid in full.

(ii)              Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. For each day on which Regular Dividends accumulate on any share of Exchangeable Preferred Stock, such Regular Dividends will accumulate on the Liquidation Preference of such share as of immediately after the Close of Business on such day.

(iii)            Method of Payment of Regular Dividends; Payments in Kind.

(1)               Generally. Subject to the next sentence, each declared Regular Dividend on the Exchangeable Preferred Stock will be paid in cash. Notwithstanding anything to the contrary in this Certificate of Designations, but subject to the provisos of this sentence, if:

(A)             the Company elects, by sending written notice, which complies with Section 5(a)(iii)(2), to each Holder no later than the Close of Business on the Regular Dividend Record Date for any declared Regular Dividend on the Exchangeable Preferred Stock, to not declare and pay all or any portion of such Regular Dividend in cash; or

(B)              as of the Close of Business on any Regular Dividend Payment Date (or, if such Regular Dividend Payment Date is not a Business Day, the next Business Day), the Company has not paid all or any portion of the full amount of the Regular Dividends (regardless of whether declared) that have accumulated on the Exchangeable Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date, then the dollar amount (expressed as an amount per share of Exchangeable Preferred Stock) of such Regular Dividend (or, if applicable, portion thereof) referred to in clause (A) or (B) elected not to be paid in cash, or not paid in cash, as applicable, will (without duplication) be added (such addition, a “Paid-in-Kind Dividend”), effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Exchangeable Preferred Stock outstanding as of such time; provided, however, that in no event will a Regular Dividend be paid in the form of a Paid-in-Kind Dividend to the extent, and only to the extent, that the same would either (x) result in the total number of shares of Parent Common Stock issuable, or theretofore issued (proportionately adjusted for stock dividends, splits and combinations, and similar transactions), upon Exchange of the Exchangeable Preferred Stock exceeding 5,902,256 shares of Parent Common Stock (proportionally adjusted in the same manner); or (y) require the de-consolidation of the Company from the Parent under Federal income tax law or under U.S. generally accepted accounting principles as applied by the Parent; provided, further, that the limitation set forth in clause (x) of the preceding proviso will cease to apply from and after the first date, if ever, that the Requisite 5635(a) Stockholder Approval is obtained. If any portion of any Regular Dividend is not paid in the form of a Paid-in-Kind Dividend pursuant to the provisos to the preceding sentence, then (I) the amount not so paid in the form of a Paid-in-Kind Dividend will be the same on a per-share basis with respect to each outstanding share of Exchangeable Preferred Stock; (II) the Parent will be obligated pursuant to Section 5.21(a) of the Investment Agreement to pay such amount to the Holders in cash if not so paid by the Company; and (III) the portion of such amount, if any, that is not paid in cash will be subject to the last sentence of Section 5(a)(i).

(2)               Notice of Election to Pay Regular Dividends in Kind. A written notice sent to Holders pursuant to Section 5(a)(iii)(1)(A) electing to not pay all or any portion of a declared Regular Dividend in cash must (1) state (A) the total dollar amount per share of Exchangeable Preferred Stock of such declared Regular Dividend; (B) the total dollar amount per share of Exchangeable Preferred Stock of such declared Regular Dividend that the Company has elected will not be paid in cash on the Regular Dividend Payment Date for such Regular Dividend; and (C) that such dollar amount referred to in clause (1)(B) will be added, effective immediately before the Close of Business on the such Regular Dividend Payment Date, to the Liquidation Preference of each share of Exchangeable Preferred Stock outstanding as of such time; and (2) make the same election on a per-share basis with respect to each outstanding share of Exchangeable Preferred Stock.

(3)               Construction. The amount, if any, of any Regular Dividend that is added to the Liquidation Preference of the Exchangeable Preferred Stock pursuant to Section 5(a)(iii)(1), or that is paid in cash by the Parent pursuant to Section 5.21(a) of the Investment Agreement, will be deemed to be “declared” and “paid” on the Exchangeable Preferred Stock for all purposes of this Certificate of Designations.

(b)               Company Participating Dividends.

(i)                 Generally. Subject to Section 5(b)(ii), no dividend or other distribution on the Company Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Company Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Exchangeable Preferred Stock (such a dividend or distribution on the Exchangeable Preferred Stock, a “Company Participating Dividend,” and such corresponding dividend or distribution on the Company Common Stock, the “Company Common Stock Participating Dividend”), such that (1) the Record Date and the payment date for such Company Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Company Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Exchangeable Preferred Stock in such Company Participating Dividend is the same kind and amount of consideration that would be payable in the Company Common Stock Participating Dividend in respect of a number of shares of Company Common Stock equal to the number of shares of Company Common Stock that would be issuable (determined in accordance with Section 10 but without regard to clause (B) of the proviso to Section 10(e)(i) or to Section 10(e)(ii) or Section 10(h)) in respect of one (1) share of Exchangeable Preferred Stock that is Exchanged with an Exchange Date occurring on such Record Date (subject to the same arrangements, if any, in such Company Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Exchangeable Preferred Stock held by such Holder on such Record Date). The Company will provide notice to Holders of each Company Participating Dividend, including the related Record Date and payment date, at substantially the same time at which, and in substantially the same manner in which, the Company provides the related notice(s) to holders of the Company Common Stock in connection with the corresponding Company Common Stock Participating Dividend.

(ii)              Stockholder Rights Plans, Company Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(b)(i) will not apply to, and no Company Participating Dividend will be required to be declared or paid in respect of, (1) an event for which an adjustment to the Exchange Price is required (or would be required without regard to Section 10(f)(iii)) pursuant to Section 10(f)(i)(1), as to which Section 10(f)(i)(1) will apply; and (2) rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Company Common Stock and are not exercisable until the occurrence of a triggering event, except that Section 5(b)(i) will apply to, and a Company Participating Dividend will be required in respect of, (A) the separation of such rights from the Company Common Stock (whether upon the occurrence of such triggering event or otherwise); and (B) any payment made by the Company (whether in cash, securities or other property, or any combination of the foregoing) to all or substantially all holders of Company Common Stock Company Common Stock to redeem or repurchase any such rights.

(iii)            Participating Dividends on Parent Common Stock Unaffected. Nothing in this Section 5(b) will limit or otherwise affect any rights of any Holder pursuant to Section 5.12(g) of the Investment Agreement.

(c)               Treatment of Dividends Upon Exchange or Upon Repurchase Pursuant to a Repurchase Upon Fundamental Change or a Redemption. If the Redemption Date, Fundamental Change Repurchase Date or Exchange Date of any share of Exchangeable Preferred Stock is after a Record Date for a declared Dividend on the Exchangeable Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Repurchase Upon Fundamental Change or Exchange, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Dividend on such share. Solely for purposes of the preceding sentence, and not for any other purpose, a Regular Dividend will be deemed to be declared only to the extent that it is declared for payment in cash.

Except as provided in the preceding paragraph or in Section 8(d) or Section 7(e), Regular Dividends on any share of Exchangeable Preferred Stock will cease to accumulate from and after the Fundamental Change Repurchase Date, Redemption Date or Exchange Date, as applicable, for such share, unless the Company defaults in the payment of the related Fundamental Change Repurchase Price, Redemption Price or Exchange Consideration, as applicable.

(d)               Priority of Dividends.

(i)                 Construction. For purposes of Section 5(d)(ii), a Regular Dividend on the Exchangeable Preferred Stock will be deemed to have been paid if such Regular Dividend is declared and consideration in kind and amount that is sufficient, in accordance with this Certificate of Designations, to pay such Regular Dividend is set aside for the benefit of the Holders entitled thereto.

(ii)              Limitation on Dividends on Parity Stock. If:

(1)               less than all accumulated and unpaid Regular Dividends on the outstanding Exchangeable Preferred Stock have been declared and paid as of any Regular Dividend Payment Date; or

(2)               (x) the Company’s Board of Directors declares, for payment in cash, a Regular Dividend on the Exchangeable Preferred Stock that is less than the total amount of unpaid Regular Dividends on the outstanding Exchangeable Preferred Stock that would accumulate to, but excluding, the Regular Dividend Payment Date following such declaration; and (y) the excess of such total amount over such declared amount is not otherwise paid in cash (including as a result of the Exchange Limitations), then, until and unless all accumulated and unpaid Regular Dividends on the outstanding Exchangeable Preferred Stock have been paid, no dividends may be declared or paid on any class or series of Dividend Parity Stock unless Regular Dividends are simultaneously declared on the Exchangeable Preferred Stock on a pro rata basis, such that (A) the ratio of (x) the dollar amount of Regular Dividends so declared per share of Exchangeable Preferred Stock to (y) the dollar amount of the total accumulated and unpaid Regular Dividends per share of Exchangeable Preferred Stock immediately before the payment of such Regular Dividend is no less than (B) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of Dividend Parity Stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of such class or series of Dividend Parity Stock immediately before the payment of such dividend (which dollar amount in this clause (y) will, if dividends on such class or series of Dividend Parity Stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).

Section 6.                Rights Upon Liquidation, Dissolution or Winding Up.

(a)               Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, the Exchangeable Preferred Stock of each Holder will entitle such Holder to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i)                 the sum of:

(1)               the aggregate Liquidation Preference of such Exchangeable Preferred Stock of such Holder; and

(2)               all unpaid Regular Dividends that will have accumulated on such Exchangeable Preferred Stock of such Holder to, but excluding, the date of such payment, but not including any Regular Dividends that have been added to the aggregate Liquidation Preference; and

(ii)              the amount such Holder would have received assuming such Holder held a number of shares of Company Common Stock representing such Holder’s Parent Common Stock Equivalent Percentage of the outstanding Company Common Stock.

Upon payment of such amount in full on the outstanding Exchangeable Preferred Stock, Holders of the Exchangeable Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Exchangeable Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Exchangeable Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b)               Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Exchangeable Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 7.                Right of the Company to Redeem the Exchangeable Preferred Stock.

(a)               No Right to Redeem Before the Redemption Trigger Date. The Company may not redeem the Exchangeable Preferred Stock at its option at any time before the Redemption Trigger Date.

(b)               Right to Redeem the Exchangeable Preferred Stock on or After the Redemption Trigger Date. Subject to the terms of this Section 7, the Company has the right, at its election, to redeem all, but not less than all, of the Exchangeable Preferred Stock, at any time, on a Redemption Date on or after the Redemption Trigger Date, for a cash purchase price equal to the Redemption Price.

(c)               Redemption Prohibited in Certain Circumstances. The Company will not call for Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Exchangeable Preferred Stock pursuant to this Section 7 unless (i) the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the Redemption Price in respect of all shares of Exchangeable Preferred Stock called for Redemption; and (ii) if less than 100% of the Redemption Price is to be paid in cash, the Parent Common Stock Liquidity Conditions are satisfied with respect to such Redemption. In addition, the Company will not call for Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Exchangeable Preferred Stock during the period from, and including, the date the Company has sent a Mandatory Exchange Notice with respect to any Exchangeable Preferred Stock to, and including, the related Mandatory Exchange Date (or, if later, the date when such Mandatory Exchange is settled).

(d)               Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the Redemption Notice Date for such Redemption.

(e)               Redemption Price.

(i)                 Generally. Subject to Section 7(e)(ii) and Section 7(e)(iii), the Redemption Price for any share of Exchangeable Preferred Stock to be redeemed pursuant to a Redemption is an amount equal to (1) the Liquidation Preference of such share at the Close of Business on the Redemption Date for such Redemption plus (2) accumulated and unpaid Regular Dividends on such share to, but excluding, such Redemption Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference); provided, however, that if such Redemption Date is after a Regular Dividend Record Date for a Regular Dividend on the Exchangeable Preferred Stock and on or before the next Regular Dividend Payment Date, then (I) the amount referred to in clause (2) above will be instead be the excess, if any, of (x) the amount of unpaid Regular Dividends on such share that would have accumulated to, but excluding, such Regular Dividend Payment Date (assuming, solely for such purposes, that such share remained outstanding through such Regular Dividend Payment Date), to the extent the same is not included in the Liquidation Preference of such share at the Close of Business on such Redemption Date, over (y) the portion, if any, of the amount referred to in clause (x) that has been declared for payment in cash; and (II) to the extent any such Regular Dividend is so declared for payment in cash, the Holder of such share at the Close of Business on such Regular Record Date will, pursuant to Section 5(c), be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared cash Regular Dividend on such share.

(ii)              Adjustment for Parent Common Stock Equivalent Percentage. If (I) the amount that any Holder of Exchangeable Preferred Stock that is called for Redemption would have received assuming (x) such Holder held a number of shares of Company Common Stock representing such Holder’s Parent Common Stock Equivalent Percentage of the outstanding Company Common Stock and (y) such shares of Company Common Stock are redeemed at their fair market value is greater than (II) the Redemption Price for such Exchangeable Preferred Stock calculated in accordance with Section 7(e)(i), then there will be added to the Redemption Price an amount equal to the excess of the amount referred to in clause (I) over the amount referred to in clause (II).

(iii)            Method of Payment of Redemption Price. The Redemption Price will be paid in cash, except that any amount added to the Redemption Price pursuant to Section 7(e)(ii) will, if then permitted by the rules of the Nasdaq Stock Market, be, at the Parent’s election, payable in Parent Common Stock (together, if applicable, with cash in lieu of any fractional share of Parent Common Stock). If any portion of the Redemption Price is to be so paid in Parent Common Stock (together, if applicable, with cash in lieu of any fractional share of Parent Common Stock), then, pursuant to Section 5.21(b) of the Investment Agreement, each share of Parent Common Stock will be valued, for these purposes, at the Last Reported Sale Price per share of Parent Common Stock as of the Trading Day immediately before the related Redemption Date.

(f)                Redemption Notice. To call any share of Exchangeable Preferred Stock for Redemption, the Company must send to the Holder of such share a notice of such Redemption (a “Redemption Notice”). Such Redemption Notice must state:

(i)                 that such share has been called for Redemption;

(ii)              the Redemption Date for such Redemption;

(iii)            the Redemption Price per share of Exchangeable Preferred Stock; and

(iv)             the Exchange Price in effect on the Redemption Notice Date for such Redemption.

(g)               Payment of the Redemption Price. The Company (or, to the extent the Company fails to do so, the Parent, pursuant to Section 5.21(a) of the Investment Agreement) will cause the Redemption Price for each share of Exchangeable Preferred Stock subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. Regular Dividends payable pursuant to the proviso to Section 7(e)(i) on any share of Exchangeable Preferred Stock subject to Redemption will be paid pursuant to such proviso and Section 5(c).

Section 8.                Right of Holders to Require the Company to Repurchase Exchangeable Preferred Stock upon a Fundamental Change.

(a)               Fundamental Change Repurchase Right. Subject to the other terms of this Section 8, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase all, or any whole number of shares that is less than all, of such Holder’s Exchangeable Preferred Stock on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(b)               Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions. Notwithstanding anything to the contrary in this Section 8, but subject to Section 15, (i) the Company will not be obligated to pay the Fundamental Change Repurchase Price of any shares of Exchangeable Preferred Stock to the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the same; and (ii) if the Company does not have sufficient funds legally available to pay the Fundamental Change Repurchase Price of all shares of Exchangeable Preferred Stock that are otherwise to be repurchased pursuant to a Repurchase Upon Fundamental Change, then (1) the Company will pay the maximum amount of such Fundamental Change Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Exchangeable Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Fundamental Change; (2) the Parent will be obligated, pursuant to Section 5.21(a) of the Investment Agreement to pay the excess of such Fundamental Change Repurchase Price over the amount paid pursuant to clause (1); and (3) the Company will cause all such shares as to which the Fundamental Change Repurchase Price was not paid pursuant to clause (1) or (2) to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding. The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Company has sufficient funds legally available to fully pay the maximum aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Exchangeable Preferred Stock then outstanding. Pursuant to pursuant to Section 5.21(c) of the Investment Agreement, the Parent has agreed not to voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Company and the Parent, together, have sufficient funds legally available to fully pay the maximum aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Exchangeable Preferred Stock then outstanding.

(c)               Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 8(e).

(d)               Fundamental Change Repurchase Price. The Fundamental Change Repurchase

Price for any share of Exchangeable Preferred Stock to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the greater of (i) the Target Return Repurchase Amount for such share on the Fundamental Change Repurchase Date for such Fundamental Change; and (ii) the sum of (1) the Liquidation Preference of such share at the Close of Business on such Fundamental Change Repurchase Date; and (2) accumulated and unpaid Regular Dividends on such share to, but excluding, such Fundamental Change Repurchase Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference); provided, however, that if such Fundamental Change Repurchase Date is after a Regular Dividend Record Date for a Regular Dividend on the Exchangeable Preferred Stock and on or before the next Regular Dividend Payment Date, then (I) the amount referred to in clause (ii)(2) above will be instead be the excess, if any, of (x) the amount of unpaid Regular Dividends on such share that would have accumulated to, but excluding, such Regular Dividend Payment Date (assuming, solely for such purposes, that such share remained outstanding through such Regular Dividend Payment Date), to the extent the same is not included in the Liquidation Preference of such share at the Close of Business on such Fundamental Change Repurchase Date, over (y) the portion, if any, of the amount referred to in clause (x) that has been declared for payment in cash; and (II) to the extent any such Regular Dividend is so declared for payment in cash, the Holder of such share at the Close of Business on such Regular Record Date will, pursuant to Section 5(c), be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared cash Regular Dividend on such share.

(e)               Fundamental Change Notice. On or before the Business Day after the effective date of a Fundamental Change, the Company will send to each Holder a notice of such Fundamental Change (a “Fundamental Change Notice”). Such Fundamental Change Notice must state:

(i)                 briefly, the events causing such Fundamental Change;

(ii)              the effective date of such Fundamental Change;

(iii)            the Fundamental Change Repurchase Date for such Fundamental Change;

(iv)             the Fundamental Change Repurchase Price per share of Exchangeable Preferred Stock; and

(v)               the Exchange Price in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Exchange Price that may result from such Fundamental Change.

(f)                Procedures to Exercise the Fundamental Change Repurchase Right.

(i)                 Delivery of Fundamental Change Repurchase Notice and Shares of Exchangeable Preferred Stock to Be Repurchased. To exercise its Fundamental Change Repurchase Right for any share(s) of Exchangeable Preferred Stock following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1)               before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such share(s); and

(2)               such share(s), duly endorsed for transfer (to the extent such share(s) are represented by one or more Physical Certificates).

(ii)              Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to any share(s) of Exchangeable Preferred Stock must state:

(1)               if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)               the number of shares of Exchangeable Preferred Stock to be repurchased, which must be a whole number; and

that such Holder is exercising its Fundamental Change Repurchase Right with respect to such share(s).

(iii)            Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to any share(s) of Exchangeable Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1)               if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)               the number of shares of Exchangeable Preferred Stock to be withdrawn, which must be a whole number; and

the number of shares of Exchangeable Preferred Stock, if any, that remain subject to such Fundamental Change Repurchase Notice, which must be a whole number.

If any Holder delivers to the Paying Agent any such withdrawal notice withdrawing any share(s) of Exchangeable Preferred Stock from any Fundamental Change Repurchase Notice previously delivered to the Paying Agent, and such share(s) have been surrendered to the Paying Agent, then such share(s) will be returned to the Holder thereof.

(g)               Payment of the Fundamental Change Repurchase Price. Subject to Section 8(b), the Company (or, to the extent the Company fails to do so, the Parent, pursuant to Section 5.21(a) of the Investment Agreement) will cause the Fundamental Change Repurchase Price for each share of Exchangeable Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the applicable Fundamental Change Repurchase Date (or, if later in the case such share is represented by a Physical Certificate, the date (x) the Physical Certificate representing such share is delivered to the Paying Agent). Regular Dividends payable pursuant to the proviso to Section 8(d) on any share of Exchangeable Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change will be paid pursuant to such proviso and Section 5(c).

Section 9.                Voting Rights. The Exchangeable Preferred Stock will have no voting rights except as set forth in this Section 9 or as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law.

(a)               Right to Vote in the Election of Company Directors. The Holders will have the right to vote together as a single class with the holders of the Company Common Stock at each election of any director of the Company Board of Directors submitted for a vote or consent by the holders of the Company Common Stock, and, for these purposes, (i) the Exchangeable Preferred Stock will entitle the Holders to that portion of the total voting power entitled to vote or consent thereto equal to the Parent Common Stock Equivalent Percentage (with each Holder’s individual voting power being proportionate to the portion of the total shares of Exchangeable Preferred Stock outstanding on such date held by such Holder); and (ii) the holders of Company Common Stock as of such date will entitle such holders to that portion of the total voting power entitled to vote or consent thereto equal to the excess one hundred minus the Parent Common Stock Equivalent Percentage (with each such holder’s individual voting power being proportionate to the portion of the total shares of Company Common Stock outstanding on such date held by such holder).

(b)               Voting and Consent Rights with Respect to Specified Matters.

(i)                 Generally. Subject to the other provisions of this Section 9(b), while any Exchangeable Preferred Stock is outstanding, each following event will require, and cannot be effected without, the affirmative vote or consent of Holders, and holders of each class or series of Voting Parity Stock, if any, with similar voting or consent rights with respect to such event, representing at least two-thirds (2/3rds) of the combined outstanding voting power of the Exchangeable Preferred Stock and such Voting Parity Stock, if any:

(1)               any amendment or modification of the Certificate of Incorporation to authorize or create, or to increase the authorized number of shares of, any class or series of Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock;

(2)               any amendment, modification or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations that adversely affects the rights, preferences or voting powers of the Exchangeable Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(b)(iii));

(3)               the Company’s consolidation or combination with, or merger with or into, another Person, or any binding or statutory share exchange or reclassification involving the Exchangeable Preferred Stock, in each case unless:

(A)             the Exchangeable Preferred Stock either (x) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (y) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving Person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(B)              the Exchangeable Preferred Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the Holders or the holders thereof, as applicable, than the rights, preferences and voting powers, taken as a whole, of the Exchangeable Preferred Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(C)              the issuer of the Exchangeable Preferred Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not the Company, will succeed to the Company under this Certificate of Designations and the Exchangeable Preferred Stock;

(4)               any voluntary liquidation, dissolution or winding up of the Company (including any commencement of a voluntary case or proceeding under Bankruptcy Law);

(5)               the incurrence, issuance, assumption, guarantee or otherwise becoming liable for any indebtedness that would cause Parent, the Company and their Subsidiaries to have a Total Net Leverage Ratio that is greater than 6.00:1.00 (as calculated in accordance with the Existing Credit Agreement); or

(6)               the issuance, by the Company, of any equity securities (including additional Exchangeable Preferred Stock or other preferred securities) or the redemption or repurchase, by the Company, of any outstanding equity securities, other than in accordance with Section 7 with respect to the Exchangeable Preferred Stock.

provided, however, that (x) a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (A), (B) and (C) of Section 9(b)(i)(3) will not require any vote or consent pursuant to Section 9(b)(i)(1) or 9(b)(i)(2); and (y) each of the following will be deemed not to adversely affect the rights, preferences or voting powers of the Exchangeable Preferred Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be “materially less favorable” for purposes of Section 9(b)(i)(3)(B)) and will not require any vote or consent pursuant to Section 9(b)(i)(1), 9(b)(i)(2) or 9(b)(i)(3):

(I)       any increase in the number of the authorized but unissued shares of the Company’s undesignated preferred stock;

(II)       the creation and issuance, or increase in the authorized or issued number, of any class or series of stock that constitutes both Dividend Junior Stock and Liquidation Junior Stock; and

(III)       the application of Section 10(i), including the execution and delivery of any supplemental instruments pursuant to Section 10(i)(iii) solely to give effect to such provision.

(ii)              Where Some But Not All Classes or Series of Stock Are Adversely Affected. If any event set forth in Section 9(b)(i)(1), 9(b)(i)(2) or 9(b)(i)(3) would adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of Voting Parity Stock (which term, solely for purposes of this sentence, includes the Exchangeable Preferred Stock), then those classes or series whose rights, preferences or voting powers would not be adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in Section 9(b)(i)(2) above that adversely affects the special rights, preferences or voting powers of the Exchangeable Preferred Stock cannot be effected without the affirmative vote or consent of Holders, voting separately as a class, of at least two-thirds (2/3rds) of the Exchangeable Preferred Stock then outstanding.

(iii)            Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(b)(i)(2), the Company may amend, modify or repeal any of the terms of the Exchangeable Preferred Stock without the vote or consent of any Holder to:

(1)               cure any ambiguity or correct any omission, defect or inconsistency in this Certificate of Designations or the Certificates representing the Exchangeable Preferred Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law in connection therewith; or

(2)               make any other change to the Certificate of Incorporation, this Certificate of Designations or the Certificates representing the Exchangeable Preferred Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder (other than any Holders that have consented to such change), as such, in any material respect.

(iv)             Consent Rights in Investment Agreement Unaffected. Nothing in this Certificate of Designations will limit or otherwise affect and consent or other rights afforded to any Holder pursuant to the Investment Agreement.

(c)               Procedures for Voting and Consents.

(i)                 Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then (1) the Company’s Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9; and (2) such rules and procedures may include fixing a record date to determine the Holders (and, if applicable, holders of Voting Parity Stock) that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Holders (and, if applicable, holders of Voting Parity Stock), of Preferred Stock Directors for election.

(ii)              Voting Power of the Exchangeable Preferred Stock and Voting Parity Stock. Each share of Exchangeable Preferred Stock will be entitled to one vote on each matter on which the Holders of the Exchangeable Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the Exchangeable Preferred Stock and all classes or series of Voting Parity Stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for purposes of the preceding sentence, the liquidation amount of the Exchangeable Preferred Stock or any such class or series of Voting Parity Stock will be the maximum amount payable in respect of the Exchangeable Preferred Stock or such class or series, as applicable, assuming the Company is liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).

(iii)            Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to Section 9(a) or Section 9(b) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Section 10.            Exchange.

(a)               Generally. Subject to the provisions of this Section 10, the Exchangeable Preferred Stock may be Exchanged only pursuant to a Mandatory Exchange or an Optional Exchange.

(b)               Exchange at the Option of the Holders.

(i)                 Exchange Right; When Shares May Be Submitted for Optional Exchange. Subject to Section 10(d)(ii)(2), Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Exchangeable Preferred Stock pursuant to an Optional Exchange at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations,

(1)               if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 8(f)(i) with respect to any share of Exchangeable Preferred Stock, then such share may not be submitted for Optional Exchange, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 8(f)(iii); or (C) the Company fails to pay the Fundamental Change Repurchase Price for such share in accordance with this Certificate of Designations;

(2)               shares of Exchangeable Preferred Stock that are called for Redemption may not be submitted for Optional Exchange after the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(3)               shares of Exchangeable Preferred Stock that are subject to Mandatory Exchange may not be submitted for Optional Exchange after the Close of Business on the Business Day immediately before the related Mandatory Exchange Date; and

(4)               a Holder will not be entitled to effect an Optional Exchange with respect to less than the lesser of (x) twenty thousand (20,000) shares of Exchangeable Preferred Stock; and (y) the total number of shares of Exchangeable Preferred Stock held by such Holder.

(ii)              Exchanges of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to Exchange a number of shares of Exchangeable Preferred Stock that is not a whole number.

(c)               Mandatory Exchange at the Company’s Election.

(i)                 Mandatory Exchange Right. Subject to the provisions of this Section 10, the Company has the right (the “Mandatory Exchange Right”), exercisable at its election, to designate any Business Day on or after Mandatory Exchange Trigger Date as an Exchange Date for the Exchange (such a Exchange, a “Mandatory Exchange”) of all, but not less than all, of the outstanding shares of Exchangeable Preferred Stock, but only if the Last Reported Sale Price per share of Parent Common Stock exceeds one hundred and twenty five percent (125%) of the Exchange Price on (1) each of at least twenty (20) Trading Days (regardless of whether consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Exchange Notice Date for such Mandatory Exchange; and (2) the Trading Day immediately before such the Mandatory Exchange Notice Date.

(ii)              Mandatory Exchange Prohibited in Certain Circumstances. The Company will not exercise its Mandatory Exchange Right, or otherwise send a Mandatory Exchange Notice, with respect to any Exchangeable Preferred Stock pursuant to this Section 10(c) unless the Parent Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Exchange. Notwithstanding anything to the contrary in this Section 10(c), the Company’s exercise of its Mandatory Exchange Right, and any related Mandatory Exchange Notice, will not apply to any share of Exchangeable Preferred Stock as to which a Fundamental Change Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f). In addition, notwithstanding anything to the contrary in this Section 10(c), the Company will not exercise its Mandatory Exchange Right, or otherwise send a Mandatory Exchange Notice, with respect to any Exchangeable Preferred Stock pursuant to this Section 10(c) during the period from, and including, the date the Company has sent a Redemption Notice in respect of the Redemption of any Exchangeable Preferred Stock pursuant to Section 7 to, and including, the related Redemption Date (or, if later, the date when such Redemption is settled). Notwithstanding anything to the contrary in this Section 10(c), the Company cannot exercise its Mandatory Exchange Right at any time before the Requisite 5635(a) Stockholder Approval is obtained.

(iii)            Mandatory Exchange Date. The Mandatory Exchange Date for any Mandatory Exchange will be a Business Day of the Company’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the Mandatory Exchange Notice Date for such Mandatory Exchange.

(iv)             Mandatory Exchange Notice. To exercise its Mandatory Exchange Right with respect to any shares of Exchangeable Preferred Stock, the Company must send to each Holder of such shares a written notice of such exercise (a “Mandatory Exchange Notice”).

Such Mandatory Exchange Notice must state:

(1)               that the Company has exercised its Mandatory Exchange Right to cause the Mandatory Exchange of the shares;

(2)               the Mandatory Exchange Date for such Mandatory Exchange and the date scheduled for the settlement of such Mandatory Exchange; and

(3)               the Exchange Price in effect on the Mandatory Exchange Notice Date for such Mandatory Exchange.

(d)               Exchange Procedures.

(i)                 Mandatory Exchange. If the Company duly exercises, in accordance with Section 10(c), its Mandatory Exchange Right with respect to any share of Exchangeable Preferred Stock, then (1) the Mandatory Exchange of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Parent Common Stock due upon such Mandatory Exchange will be registered in the name of, and, if applicable, the cash due upon such Mandatory Exchange will be delivered to, the Holder(s) of such share of Exchangeable Preferred Stock as of the Close of Business on the related Mandatory Exchange Date.

(ii)              Requirements for Holders to Exercise Optional Exchange Right.

(1)               Generally. To Exchange any share of Exchangeable Preferred Stock represented by a Certificate pursuant to an Optional Exchange, the Holder of such share must (w) complete, manually sign and deliver to the Exchange Agent an Optional Exchange Notice (at which time, in the case such Certificate is an Electronic Certificate, such Optional Exchange will become irrevocable); (x) if such Certificate is a Physical Certificate, deliver such Physical Certificate to the Exchange Agent (at which time such Optional Exchange will become irrevocable); (y) furnish any endorsements and transfer documents that the Company or the Exchange Agent may require; and (z) if applicable, pay any documentary or other taxes pursuant to Section 11(c).

(2)               Optional Exchange Permitted only During Business Hours. Exchangeable Preferred Stock may be surrendered for Optional Exchange only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii)            Treatment of Accumulated Regular Dividends Upon Exchange.

(1)               No Adjustments for Accumulated Regular Dividends. Without limiting the operation of Sections 5(a)(iii)(1) and 10(e)(i), the Exchange Price will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Exchangeable Preferred Stock being Exchanged.

(2)               Exchanges Between A Record Date and a Dividend Payment Date. If the Exchange Date of any share of Exchangeable Preferred Stock to be Exchanged is after a Record Date for a declared Dividend on the Exchangeable Preferred Stock and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 5(c) notwithstanding such Exchange.

(iv)             When Holders Become Stockholders of Record of the Shares of Parent Common Stock Issuable Upon Exchange. The Person in whose name any share of Parent Common Stock is issuable upon Exchange of any Exchangeable Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Exchange Date for such Exchange.

(e)               Settlement Upon Exchange.

(i)                 Generally. Subject to Section 10(e)(ii), Section 10(h) and Section 12(b), the consideration due upon settlement of the Exchange of each share of Exchangeable Preferred Stock will consist of a number of shares of Parent Common Stock equal to the quotient obtained by dividing (x) the Liquidation Preference of such share of Exchangeable Preferred Stock immediately before the Close of Business on the Exchange Date for such Exchange; by (y) the Exchange Price in effect immediately before the Close of Business on such Exchange Date; provided, however, that for purposes of such Exchange, an amount equal to accumulated and unpaid Regular Dividends on such share of Exchangeable Preferred Stock to, but excluding, such Exchange Date will be added to the Liquidation Preference referred to in clause (x) above, unless either (A) such Exchange Date is after a Regular Dividend Record Date for a Regular Dividend on the Exchangeable Preferred Stock and on or before the next Regular Dividend Payment Date, and all or any portion of such Regular Dividend has been declared to be paid in cash, in which case such declared cash Regular Dividend will be paid pursuant to Section 5(c) and Section 10(d)(iii)(2) notwithstanding such Exchange, and such cash amount per share of Exchangeable Preferred Stock will not be included in the amount added to the Liquidation Preference pursuant to this proviso; or (B) any portion of the addition to the Liquidation Preference pursuant to this proviso would not have been permitted to be added to the Liquidation Preference pursuant to the Exchange Limitation if the addition were made pursuant to Section 5(a)(iii)(1), in which case such portion will be paid in cash as part of the Exchange Consideration, if the Company has sufficient funds legally available therefor (or, to the extent the Company fails to make such payment, the Parent will be make such payment pursuant to Section 5.21(a) of the Investment Agreement). The Parent will be obligated to deliver the Exchange Consideration pursuant to Section 5.21(b) of the Investment Agreement.

(ii)              Payment of Cash in Lieu of any Fractional Share of Parent Common Stock. Subject to Section 12(b), in lieu of delivering any fractional share of Parent Common Stock otherwise due upon Exchange of any Exchangeable Preferred Stock, the Parent will, pursuant to the Investment Agreement, pay cash based on the Last Reported Sale Price per share of Parent Common Stock on the Exchange Date for such Exchange (or, if such Exchange Date is not a Trading Day, the immediately preceding Trading Day).

(iii)            Delivery of Exchange Consideration. Except as provided in Section 10(f)(i)(2), the Exchange Consideration due upon Exchange of any Exchangeable Preferred Stock will be paid or delivered, as applicable, on or before the second (2nd) Business Day immediately after the Exchange Date for such Exchange.

(f)                Exchange Price Adjustments.

(i)                 Events Requiring an Adjustment to the Exchange Price. The Exchange Price will be adjusted from time to time as follows:

(1)               Stock Dividends, Splits and Combinations. If the Parent issues solely shares of Parent Common Stock as a dividend or distribution on all or substantially all shares of the Parent Common Stock, or if the Parent effects a stock split or a stock combination of the Parent Common Stock (in each case excluding an issuance solely pursuant to a Parent Common Stock Change Event, as to which Section 10(i) will apply), then the Exchange Price will be adjusted based on the following formula:

where:

CP0	=	the Exchange Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CP1	=	the Exchange Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0	=	the number of shares of Parent Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Parent Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 10(f)(i)(1) is declared or announced, but not so paid or made, then the Exchange Price will be readjusted, effective as of the date the Parent’s Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Exchange Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)               Tender Offers or Exchange Offers. If the Parent, the Company or any of their respective Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Parent Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Parent’s Board of Directors) of the cash and other consideration paid per share of Parent Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Parent Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Exchange Price will be decreased based on the following formula:

where:

CP0	=	the Exchange Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CP1	=	the Exchange Price in effect immediately after the Expiration Time;

SP	=	the average of the Last Reported Sale Prices per share of Parent Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OS0	=	the number of shares of Parent Common Stock outstanding immediately before the Expiration Time (including all shares of Parent Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC	=	the aggregate value (determined as of the Expiration Time by the Parent’s Board of Directors) of all cash and other consideration paid for shares of Parent Common Stock purchased or exchanged in such tender or exchange offer; and

OS1	=	the number of shares of Parent Common Stock outstanding immediately after the Expiration Time (excluding all shares of Parent Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Exchange Price will in no event be adjusted up pursuant to this Section 10(f)(i)(2), except to the extent provided in the immediately following paragraph. The adjustment to the Exchange Price pursuant to this Section 10(f)(i)(2) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Exchange Date for any share of Exchangeable Preferred Stock to be Exchanged occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such Exchange until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Parent Common Stock in such tender or exchange offer are rescinded, the Exchange Price will be readjusted to the Exchange Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Parent Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(ii)              No Adjustments in Certain Cases. Without limiting the operation of Sections 5(a)(iii)(1) and 10(e)(i), the Company will not be required to adjust the Exchange Price except pursuant to Section 10(f)(i). Without limiting the foregoing, the Company will not be required to adjust the Exchange Price on account of:

(1)               except as otherwise provided in Section 10(f)(i), the sale of shares of Parent Common Stock for a purchase price that is less than the market price per share of Parent Common Stock or less than the Exchange Price;

(2)               the issuance of any shares of Parent Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Parent Common Stock under any such plan;

(3)               the issuance of any shares of Parent Common Stock or options or rights to purchase shares of Parent Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4)               the issuance of any shares of Parent Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date; or

(5)               solely a change in the par value of the Parent Common Stock.

(iii)            Adjustment Deferral. If an adjustment to the Exchange Price otherwise required by this Certificate of Designations would result in a change of less than one percent (1%) to the Exchange Price, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least one percent (1%) to the Exchange Price; (2) the Exchange Date of any share of Exchangeable Preferred Stock; (3) the date a Fundamental Change or Make-Whole Fundamental Change occurs; and (4) the Redemption Notice Date for any Redemption.

(iv)             Stockholder Rights Plans. If any shares of Parent Common Stock are to be issued upon Exchange of any Exchangeable Preferred Stock and, at the time of such Exchange, the Parent has in effect any stockholder rights plan, then the Holder of such Exchangeable Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such Exchange, the rights set forth in such stockholder rights plan.

(v)               Determination of the Number of Outstanding Shares of Parent Common Stock. For purposes of Section 10(f)(i), the number of shares of Parent Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Parent Common Stock; and (2) exclude shares of Parent Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Parent Common Stock held in its treasury).

(vi)             Rounding of Calculations. All calculations with respect to the Exchange Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).

(vii)          Notice of Exchange Price Adjustments. Upon the effectiveness of any adjustment to the Exchange Price pursuant to Section 10(f)(i), the Company will promptly send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Exchange Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g)               Voluntary Exchange Price Decreases.

(i)                 Generally. To the extent permitted by law and applicable stock exchange rules, the Company or the Parent, from time to time, may (but is not required to) decrease the Exchange Price by any amount if (1) the applicable Board of Directors determines that such decrease is in the best interests of the Company or the Parent, as applicable, or that such decrease is advisable to avoid or diminish any income tax imposed on holders of Parent Common Stock or rights to purchase Parent Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Parent Common Stock or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period.

(ii)              Notice of Voluntary Decrease. If the applicable Board of Directors determines to decrease the Exchange Price pursuant to Section 10(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(g)(i), the Company will send notice to each Holder and the Exchange Agent of such decrease to the Exchange Price, the amount thereof and the period during which such decrease will be in effect.

(h)               Limitation on Exchange Right.

(i)                 Generally. Notwithstanding anything to the contrary in this Certificate of Designations, unless and until the Requisite 5635(b) Stockholder Approval is obtained, if at all, no shares of Parent Common Stock will be issued or delivered upon Exchange of any Exchangeable Preferred Stock of any Holder, and no Exchangeable Preferred Stock of any Holder will be Exchangeable, in each case to the extent, and only to the extent, that such issuance, delivery, Exchange or Exchangeability would result in such Holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Holder, beneficially owning in excess of nineteen and nine tenths percent (19.9%) of the then-outstanding shares of Parent Common Stock (this restrictions set forth in this sentence, the “Ownership Limitation”). For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. The limitations on the Exchangeability of any Exchangeable Preferred Stock pursuant to this Section 10(h)(i) will not, in themselves, cause such Exchangeable Preferred Stock to cease to be outstanding (and Regular Dividends will continue to accumulate on any portion of such Exchangeable Preferred Stock that has been tendered for Exchange and whose Exchangeability is suspended pursuant to this Section 10(h)(i)), and such limitations will cease to apply if and when such Exchangeable Preferred Stock’s Exchangeability and Exchange will not violate this Section 10(h)(i).

(ii)              Obligations Not Extinguished. If any Exchange Consideration otherwise due upon the Exchange of any Exchangeable Preferred Stock is not delivered as a result of the Ownership Limitation, then the obligation to deliver such Exchange Consideration will not be extinguished, and such Exchange Consideration will be delivered as soon as reasonably practicable after the Holder of such Exchangeable Preferred Stock provides written confirmation to the Company that such delivery will not contravene the Ownership Limitation. Any purported delivery of shares of Parent Common Stock upon Exchange of any Exchangeable Preferred Stock will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Ownership Limitation.

(i)                 Effect of Parent Common Stock Change Event.

(i)                 Generally. If there occurs any:

(1)               recapitalization, reclassification or change of the Parent Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Parent Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2)               consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3)               sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)               other similar event,

and, as a result of which, the Parent Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Parent Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Parent Common Stock would be entitled to receive on account of such Parent Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A)       from and after the effective time of such Parent Common Stock Change Event, (I) the consideration due upon Exchange of any Exchangeable Preferred Stock will be determined in the same manner as if each reference to any number of shares of Parent Common Stock in Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 10(c), each reference to any number of shares of Parent Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Fundamental Change,” the terms “Parent Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B)       for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Parent Common Stock, by the holders of Parent Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii)              Compliance Covenant. The Company (and, pursuant to Section 5.21(g) of the Investment Agreement, the Parent) will not voluntarily participate in any Parent Common Stock Change Event unless its terms are consistent with this Section 10(i).

(iii)            Execution of Supplemental Instruments. On or before the date the Parent Common Stock Change Event becomes effective, the Company and, if applicable, the Parent and the resulting, surviving or transferee Person (if not the Company) of such Parent Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Exchange Price pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(i)(i). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.

(iv)             Notice of Parent Common Stock Change Event. The Company will provide notice of each Parent Common Stock Change Event to Holders no later than the effective date of the Parent Common Stock Change Event.

Section 11.            Certain Provisions Relating to the Issuance of Parent Common Stock.

(a)               Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Exchange Price), the Company will make appropriate adjustments, if any, to those calculations to account for Price), any dividend or distribution on the Parent Common Stock whose Ex-Dividend Date occurs, or any adjustment to the Exchange Price pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Exchange Price where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b)               Delivery of Treasury Shares. To the extent the Parent delivers shares of Parent Common Stock held in the Parent’s treasury in settlement of any obligation under this Certificate of Designations and Section 5.21(b) of the Investment Agreement to deliver shares of Parent Common Stock, each reference in this Certificate of Designations to the issuance of shares of Parent Common Stock in connection therewith will be deemed to include such delivery.

(c)               Taxes Upon Issuance of Parent Common Stock. The Company (or, to the extent the Company fails to do so, the Parent, pursuant to Section 5.21(f) of the Investment Agreement) will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Parent Common Stock upon Exchange of the Exchangeable Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

Section 12.            Calculations.

(a)               Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Exchangeable Preferred Stock, including determinations of the Exchange Price, the Last Reported Sale Prices and accumulated Regular Dividends on the Exchangeable Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b)               Calculations Aggregated for Each Holder. The composition of the Exchange Consideration due upon Exchange of the Exchangeable Preferred Stock of any Holder will be computed based on the total number of shares of Exchangeable Preferred Stock of such Holder being Exchanged with the same Exchange Date. Any cash amounts due to such Holder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.

Section 13.            Tax Treatment. For U.S. federal and other applicable state and local income tax purposes, it is intended that (a) the Exchangeable Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section 1.305-5(a); (b) no Holder will be required to include in income any amounts in respect of the Exchangeable Preferred Stock by operation of Section 305(b) or (c) of the Code and (c) any exchange of the Exchangeable Preferred Stock shall be treated as a “reorganization” within the meaning of Section 368(a)(1) of the Code (and that Section 10 of this Certificate of Designations, taken together with the Investment Agreement, be treated as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-1(c)). The Company will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment (including by way of withholding) unless otherwise required by a determination within the meaning of Section 1313(a) of the Code. The Company will not, and will not cause or permit any of its Subsidiaries to, issue any securities or otherwise take any action that could reasonably be expected to affect the treatment described in clause (b) and clause (c).

Section 14.            Notices. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing either (a) by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the Holders’ respective addresses shown on the Register; or (b) by facsimile or other electronic transmission, or by other similar means of unsecured electronic communication, to the facsimile or electronic address, as applicable, of such Holder shown on the Register (which transmission or communication will be deemed to be in writing), provided receipt of such transmission or communication is acknowledged.

Section 15.            Legally Available Funds. Without limiting the rights of the Holders (including pursuant to Section 6), if the Company does not have sufficient funds legally available to fully pay any cash amount otherwise due on the Exchangeable Preferred Stock, then the Company will pay the deficiency promptly after funds thereafter become legally available therefor.

Section 16.            No Other Rights. The Exchangeable Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

Shentel Broadband Holding Inc.

By:	/s/ Christopher E. French
	Name:	Christopher E. French
	Title:	President and Chief Executive Officer

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF EXCHANGEABLE PREFERRED STOCK

[Insert Restricted Stock Legend, if applicable]

SHENTEL BROADBAND HOLDING INC.

Series A Participating Exchangeable Perpetual Preferred Stock

Certificate No. [___]

Shentel Broadband Holding Inc., a Delaware corporation (the “Company”), certifies that [___] is the registered owner of [___] shares of the Company’s Series A Participating Exchangeable Perpetual Preferred Stock (the “Exchangeable Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Exchangeable Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Exchangeable Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

A-1

IN WITNESS WHEREOF, Shentel Broadband Holding Inc. has caused this instrument to be duly executed as of the date set forth below.

Shentel Broadband Holding Inc.

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

A-2

SHENTEL BROADBAND HOLDING INC.

Series A Participating Exchangeable Perpetual Preferred Stock

This Certificate represents duly authorized, issued and outstanding shares of Exchangeable Preferred Stock. Terms of the Exchangeable Preferred Stock are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Incorporation, the provisions of the of the Certificate of Designations or the Certificate of Incorporation, as applicable, will control.

1.                  Method of Payment. Cash amounts due on the Exchangeable Preferred Stock represented by this Certificate will be paid in the manner set forth in Section 3(e) of the Certificate of Designations.

2.                  Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Exchangeable Preferred Stock represented by this Certificate for all purposes, subject to Section 3(l) of the Certificate of Designations.

3.                  Denominations; Transfers and Exchanges. All shares of Exchangeable Preferred Stock will be in registered form and in denominations equal to any whole number of shares. Subject to the terms of the Certificate of Designations, the Holder of the Exchangeable Preferred Stock represented by this Certificate may transfer or exchange such Exchangeable Preferred Stock by presenting this Certificate to the Registrar and delivering any required documentation or other materials.

4.                  Dividends. Dividends on the Exchangeable Preferred Stock will accumulate and will be paid in the manner, and subject to the terms, set forth in Section 5 of the Certificate of Designations.

5.                  Liquidation Preference. The Liquidation Preference per share of Exchangeable Preferred Stock is initially equal to the Initial Liquidation Preference per share of Exchangeable Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Sections 5(a)(iii)(1) and 10(e)(i) of the Certificate of Designations. The rights of Holders upon the Company’s liquidation, dissolution or winding up are set forth in Section 6 of the Certificate of Designations.

6.                  Right of Holders to Require the Company to Repurchase Exchangeable Preferred Stock upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Exchangeable Preferred Stock for cash in the manner, and subject to the terms, set forth in Section 8 of the Certificate of Designations.

7.                  Right of the Company to Redeem the Exchangeable Preferred Stock. The Company will have the right to redeem the Exchangeable Preferred Stock in the manner, and subject to the terms, set forth in Section 7 of the Certificate of Designations.

A-3

8.                  Voting Rights. Holders of the Exchangeable Preferred Stock have the voting rights set forth in Section 9 of the Certificate of Designations.

9.                  Exchange. The Exchangeable Preferred Stock will be Exchangeable into Exchange Consideration in the manner, and subject to the terms, set forth in Section 10 of the Certificate of Designations.

10.              Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Certificate of Designations, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Shentel Broadband Holding Inc.

500 Shentel Way

Edinburg, Virginia 22824

Attention: Chief Financial Officer

A-4

OPTIONAL EXCHANGE NOTICE

SHENTEL BROADBAND HOLDING INC.

Series A Participating Exchangeable Perpetual Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Exchange Notice, the undersigned Holder of the Exchangeable Preferred Stock identified below directs the Company to Exchange (check one):

☐	all of the shares of Exchangeable Preferred Stock

☐	________________* shares of Exchangeable Preferred Stock

identified by Certificate No. ________________.

(Optional) Identify account within the United States to which any cash Exchange Consideration will be wired:

Bank Routing Number:

SWIFT Code:

Bank Address:

Account Number:

Account Name:

Date:
(Legal Name of Holder)

By:
Name:
Title:

____________________

*	Must be a whole number.

A-5

FUNDAMENTAL CHANGE REPURCHASE NOTICE

SHENTEL BROADBAND HOLDING INC.

Series A Participating Exchangeable Perpetual Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Exchangeable Preferred Stock identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	all of the shares of Exchangeable Preferred Stock

☐	________________* shares of Exchangeable Preferred Stock

identified by Certificate No. ________________.

(Optional) Identify account within the United States to which the Fundamental Change Repurchase Price will be wired:

Bank Routing Number:

SWIFT Code:

Bank Address:

Account Number:

Account Name:

The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

____________________

*	Must be a whole number.

A-6

ASSIGNMENT FORM

SHENTEL BROADBAND HOLDING INC.

Series A Participating Exchangeable Perpetual Preferred Stock

Subject to the terms of the Certificate of Designations, the undersigned Holder of the Exchangeable Preferred Stock identified below assigns (check one):

☐	all of the shares of Exchangeable Preferred Stock

☐	________________[1] shares of Exchangeable Preferred Stock

identified by Certificate No. ________________, and all rights thereunder, to:

Name:

Address:

Social security or tax identification number:

and irrevocably appoints:

as agent to transfer such shares on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

____________________

[1]	Must be a whole number.

A-7

EXHIBIT B

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1